FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT dated October 23, 2018 (this “Amendment”) is entered into among Aaron’s, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders party hereto and SunTrust Bank, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Lenders and SunTrust Bank, as Administrative Agent, Swingline Lender and Issuing Bank, entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 18, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, on the Effective Date there was an advance under the Term Loan A to the Borrower in an aggregate principal amount of $100,000,000 (of which $87,500,000 is outstanding as of the date hereof as a result of amortization);
WHEREAS, the Borrower has requested that an additional Term Loan be made to the Borrower in an aggregate principal amount of $137,500,000 (the “Additional Term Loan A Advance”);
WHEREAS, the Borrower has requested certain other amendments to the Credit Agreement; and
WHEREAS, the Additional Term Loan A Advance Lenders (as defined below) have agreed to provide the Additional Term Loan A Advance and the Lenders (by act of Required Lenders) have agreed to provide such requested amendments, subject to the terms and conditions of this Amendment;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Introductory Paragraph and Recitals. The above introductory paragraph and recitals of this Amendment are incorporated herein by reference as if fully set forth herein.

2.    Additional Term Loan A Commitments. The Lenders providing the Additional Term Loan A Advance (each, an “Additional Term Loan A Advance Lender” and together, the “Additional Term Loan A Advance Lenders”) hereby agree to advance to the Borrower on the First Amendment Effective Date their respective portion of the Additional Term Loan A Advance under the Term Loan A, with the aggregate principal amount of all such advances not to exceed $137,500,000. After giving effect to the Additional Term Loan A Advance, each Lender’s portion of the Term Loan A Commitment of the outstanding Term Loan A shall be as set forth on Schedule 1.1(b) attached hereto. Each Lender agrees that the Borrower shall make amortization payments in accordance with Section 2.10(c) of the Credit Agreement after giving effect to this Amendment. For purposes of clarity, the parties hereto agree that this Amendment and the Additional Term Loan A Advance shall not affect any amortization payments due prior to the First Amendment Effective Date.
3.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    The second paragraph in the recitals to the Credit Agreement is amended by replacing clause (c) thereof with the text “(c) the provision of a Term Loan A in an aggregate principal amount of $100,000,000 on the Effective Date, with an additional advance under the Term Loan A in the amount of $137,500,000 on the First Amendment Effective Date (when taken together with the outstanding principal amount of the Term

Loan A as of the First Amendment Effective Date, resulting in an aggregate outstanding principal amount of the Term Loan A of $225,000,000 as of the First Amendment Effective Date);”
(b)    The following new definitions are added in the appropriate alphabetical order to Section 1.1 of the Credit Agreement:
“Additional Term Loan A Advance” means the advance under the Term Loan A in the aggregate principal amount of $137,500,000 on the First Amendment Effective Date.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“First Amendment” means that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of the First Amendment Effective Date by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent.
“First Amendment Effective Date” means October 23, 2018.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
(c)    The definition of “Fee Letter” in Section 1.1 of the Credit Agreement is amended to read as follows:
“Fee Letter” shall mean each of (a) that certain letter agreement dated as of August 10, 2017, by and between the Borrower, SunTrust Robinson Humphrey, Inc. and the Administrative Agent, and (b) that certain letter agreement dated as of October 16, 2018 by and between the Borrower, SunTrust Robinson Humphrey, Inc. and the Administrative Agent, in each case setting forth certain fees applicable to the revolving credit and term loan facilities described herein, either as originally executed or as hereafter amended or modified.
(d)    The definition of “Pro Forma Basis” in Section 1.1 of the Credit Agreement is amended by adding the text “(including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division)” immediately following the text “asset sale”.
(e)    The definition of “Maximum Incremental Facility Amount” in Section 1.1 of the Credit Agreement is amended to read as follows:
“Maximum Incremental Facility Amount” shall mean the greater of (a) $250,000,000 and (b) an unlimited amount; provided, that, with respect to this clause (b), immediately after giving effect to such Incremental Term Loans or Incremental Revolving Commitments (tested solely on the date of funding of any Incremental Term Loan or establishment of any Incremental Revolving Commitments) the Total Debt to EBITDA Ratio as of the last day of the fiscal quarter of the Borrower most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.1(a) or (b) shall not be greater than 2.50:1.00 after giving effect to such Incremental Term Loans or establishment of such Incremental Revolving Commitments (in each case, assuming the Revolving Commitments and any such Incremental Revolving Commitments are fully drawn) on a Pro Forma Basis. Notwithstanding the foregoing, the Borrower, the Administrative Agent and the Lenders hereby agree that (x) after giving effect to the Additional Term Loan A Advance made on the First Amendment Effective Date, the Dollar amount referenced in clause (a) of this definition shall remain $250,000,000 and (y) the Additional Term Loan A Advance shall not reduce the amount of clause (a) of this definition for purposes of determining the amount of any requested increase in the Incremental Revolving Commitment or new Incremental Term Loan, in each case, occurring after the First Amendment Effective Date, pursuant to Section 2.25 of the Credit Agreement.
(f)    The definition of “Term Loan A Commitment” in Section 1.1 of the Credit Agreement is amended to read as follows:
“Term Loan A Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make its portion of the Term Loan A pursuant to Section 2.5, in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule 1.1(b). The aggregate outstanding principal amount of the Term Loan A immediately prior to the First Amendment Effective Date was $87,500,000. After giving effect to the First Amendment and the Additional Term Loan A Advance, the aggregate outstanding principal amount of the Term Loan A on the First Amendment Effective Date is $225,000,000.
(g)    Section 2.1 of the Credit Agreement is amended by (i) replacing the “and” immediately prior to clause (v) with the text “,” and (ii) adding a new clause (vi) to read as follows:
; and (vi) each lender providing a portion of the Additional Term Loan A Advance severally agrees to advance its portion of the Additional Term Loan A Advance to the Borrower on the First Amendment Effective Date in a principal amount not exceeding such Lender’s commitment therefore as set forth on Schedule 1.1(b) attached hereto in accordance with Section 2.5.
(h)    Section 2.5 of the Credit Agreement is amended in its entirety to read as follows:
Term Loan A Commitment. Immediately prior to the First Amendment Effective Date, the aggregate outstanding principal amount of the Term Loan A was $87,500,000. Subject to the terms and conditions set forth in this Agreement, on the First Amendment Effective Date, each Lender providing a portion of the Additional Term Loan A Advance severally agrees to make an advance in the amount of its Pro Rata Share of the $137,500,000 being advanced to the Borrower on the First Amendment Effective Date in an amount not to exceed its commitment with respect thereto as set forth on Schedule 1.1(b) (and, to the extent necessary such that the portion of such extended Term Loans held by such Lender equals such Lender’s Term Loan A Commitment, make additional advances and/or permit the reallocation of its Term Loans among the other Lenders holding Term Loan A Commitments (such term loan after giving effect to the Additional Term Loan A Advance and any new Term Loans advanced pursuant to this Section 2.5, collectively, the “Term Loan A”). The Term Loan A may be, from time to time, a Base Rate Loan or a Eurodollar Loan or a combination thereof.
(i)    The second sentence of Section 2.9(a) of the Credit Agreement is amended in its entirety to read as follows:
The Term Loan A Commitments in effect on the Effective Date terminated on the Effective Date upon the making of the initial Term Loan A pursuant to Section 2.5. The Term Loan A Commitments to be advanced on the First Amendment Effective Date shall terminate on the First Amendment Effective Date upon the making of the Additional Term Loan A Advance pursuant to Section 2.5.
(j)    The amortization table in Section 2.10(c) of the Credit Agreement is amended in its entirety to read as follows:

Payment Dates	Principal Payment Amount
December 31, 2019	$5,625,000
March 31, 2020	$5,625,000
June 30, 2020	$5,625,000
September 30, 2020	$5,625,000
December 31, 2020	$5,625,000
March 31, 2021	$5,625,000
June 30, 2021	$5,625,000
September 30, 2021	$5,625,000
December 31, 2021	$5,625,000
March 31, 2022	$5,625,000
June 30, 2022	$5,625,000
Maturity Date	Remaining principal balance of the Term Loan A

(k)     Section 2.13(a) of the Credit Agreement is amended by inserting the text “, including any disposition of property to a Delaware Divided LLC (other than a Delaware Divided LLC which is a Loan Party) pursuant to a Delaware LLC Division” immediately following to the text “(or series of related asset sales”.
(l)    Section 2.17 of the Credit Agreement is amended in its entirety to read as follows:

Section 2.17    Inability to Determine Interest Rates
(a)    If prior to the commencement of any Interest Period for any Eurodollar Borrowing,
(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or
(ii)    the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (y) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or Notice of Conversion/Continuation has previously been given that it elects not to borrow on such date, then such Borrowing shall be made as a Base Rate Borrowing.

(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)

(i) above have not arisen but the supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 10.2, such amendment shall become effective upon execution thereof by the Borrower and the Administrative Agent without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (a)(ii) above, only to the extent LIBOR for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Notice of Revolving Borrowing or Notice of Swingline Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(m)    Section 4.12 of the Credit Agreement is amended by (i) adding the text “(a)” immediately prior to the first sentence therein and (ii) inserting a new clause (b) immediately following the final sentence therein to read as follows:

(b)    As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(n)    Section 5.2 of the Credit Agreement is amended by (i) deleting the text “and” in clause (d) therein, (ii) replacing the text “(e)” with the text “(f)” and (iii) inserting a new clause (e) immediately prior to clause (f) to read as follows:

(e)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
(o)    The first paragraph in Section 5.9 of the Credit Agreement is amended in its entirety to read as follows:
The Borrower will use the proceeds of all Loans (a) advanced prior to the First Amendment Effective Date (i) as an extension and continuation of Indebtedness owing under this Agreement on the Effective Date and to pay fees and expenses related thereto, (ii) to finance working capital needs, (iii) to refinance existing debt (including, without limitation, (x) the remaining principal amount of the term loan and accrued and unpaid interest thereon owing under the Existing Credit Agreement and (y) to pay down to zero the principal amount of all outstanding Indebtedness owing under the Dent-A-Med Credit Agreement as of the Effective Date), (iv) to finance Permitted Acquisitions and (v) for other general corporate purposes of the Borrower and its Subsidiaries, in each case, not in contravention of any law or Loan Document and (b) advanced on the First Amendment Effective Date (i) to repay the outstanding Revolving Loans (without any reduction in the Revolving Commitment in connection therewith), (ii) to pay related transaction fees and expenses, and (iii) for other general corporate purposes of the Borrower and its Subsidiaries not in contravention of any law or Loan Document. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.
(p)    Section 5.10 of the Credit Agreement is amended by inserting the text “(including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC)” immediately following the text “acquired or formed”.
(q)    Section 7.3(a) of the Credit Agreement is amended by inserting the text “and including, in each case, pursuant to a Delaware LLC Division)” immediately following the text “(in each case, whether now owned or hereafter acquired”.
(r)    Section 7.3(b) of the Credit Agreement is amended in its entirety to read as follows:
(b)    The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than (i) businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related thereto, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs), and (ii) any other ancillary businesses which are complementary to the business of the Borrower and its Subsidiaries as conducted as of the Effective Date and that generally provide goods or services to the same types of consumers serviced by the businesses of the Borrower and its Subsidiaries as of the Effective Date.
(s)    Section 7.6 of the Credit Agreement is amended by inserting the text “(including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division)” immediately following the text “or otherwise dispose of”.
(t)    Article X of the Credit Agreement is amended to include a new Section 10.17 to read as follows:
Section 10.17    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the later of (A) the First Amendment Effective Date and (B) the date such Person became a Lender party hereto, to, and (y) covenants, from the later of (A) the First Amendment Effective Date and (B) the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the later of (A) the First Amendment Effective Date and (B) the date such Person became a Lender party hereto, to, and (y) covenants, from the later of (A) the First Amendment Effective Date and (B) the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)    none of the Administrative Agent, the Arrangers, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)    no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

The representations set forth in this Section 10.17(b)(ii)-(v) are intended to comply with the Department of Labor’s regulation Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997), and if such regulations are no longer in effect, these representations shall be deemed to be no longer in effect.
(c)    The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
(u)    Schedule 1.1(b) to the Credit Agreement is amended in its entirety to read as Schedule 1.1(b) attached hereto.
4.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent and each Lender:
(a)    Amendment. Receipt of a counterpart of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.
(b)    Amendments to Loan Facility Documents. The Loan Facility Agreement and the other Loan Facility Documents shall have been amended and restated in a manner reasonably satisfactory to the Administrative Agent.
(c)    Secretary’s Certificates. Receipt by the Administrative Agent of a certificate of the Secretary or Assistant Secretary of each Loan Party, substantially in the form of Exhibit 3.1(b)(iv) to the Credit Agreement, certifying that there has been no change to its articles of incorporation or other charter document and its bylaws or operating agreement, as applicable since the Effective Date (except as may be detailed in such certificate and, in the event of any such changes, such certificate shall attach such articles of incorporation, other charter document, bylaws or operating agreement recently certified by the applicable Governmental Authority and/or officer of the Borrower or such Guarantor, as applicable), and attaching resolutions of its board of directors (or equivalent governing body), authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party.
(d)    Good Standing Certificates. Receipt by the Administrative Agent of certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of such Loan Party.
(e)    Legal Opinion. Receipt by the Administrative Agent of a favorable written opinion of Kilpatrick Townsend & Stockton LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment and the other Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request.
(f)    Notice of Borrowing. Receipt by the Administrative Agent of a duly executed Notice of Borrowing.
(g)    Disbursement Agreement. Receipt by the Administrative Agent of a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof.
(h)    Solvency. Receipt by the Administrative Agent of a solvency certificate, dated as of the First Amendment Effective Date and signed by the chief financial officer of Borrower, confirming that the Borrower is Solvent, and the Borrower and its Subsidiaries on a consolidated basis, are Solvent before and after giving effect to the funding of the Additional Term Loan A Advance and any Revolving Loans and any other extensions of credit on the First Amendment Effective Date and the consummation of the other transactions contemplated herein.
(i)    Representations and Warranties. At the time of and immediately after giving effect to this Amendment on the First Amendment Effective Date, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date.
(j)    Fees and Attorney Costs. Receipt by the Administrative Agent of all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent.
5.    Reallocation and Restatement of Loans and Commitments. On the date of this Amendment, the Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment, and the Commitments existing under the Credit Agreement immediately prior to the effectiveness of this Amendment, in each case, shall be reallocated and restated among the Lenders party to the Credit Agreement so that, after giving effect to this Amendment and the funding of the Additional Term Loan A Advance on the First Amendment Effective Date, the Lenders party to the Credit Agreement have the Commitments as set forth on Schedule 1.1(b) attached hereto. The parties hereto agree that the Borrower, the Lenders and the Administrative Agent shall effect such assignments, prepayments, borrowings, reallocations and restatements as are necessary (including by pursuant to a cashless settlement mechanism approved by the Borrower, any Lender and the Administrative Agent) to effectuate the modifications to the Classes of Commitments and Loans as contemplated in this Amendment.
6.    Miscellaneous.
(a)    This Amendment shall be deemed to be, and is, a Loan Document.
(b)    Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents or any certificates, documents, agreements and instruments executed in connection therewith, (iii) affirms all of its obligations under the Loan Documents, (iv) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (v) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
(c)    Effective as of the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.

(d)    Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that as of the First Amendment Effective Date after giving effect to this Amendment:
(i)    such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment;
(ii)    this Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);
(iii)    no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment, other than such consents, approvals or authorizations that have been obtained;
(iv)    no Default or Event of Default exists; and
(v)     since the date of the audited financial statements of the Borrower described in Section 4.4 of the Credit Agreement, there has been no changes with respect to the Borrower and its Subsidiaries which has had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.
(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy, pdf or other similar electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
(f)    This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                    AARON’S, INC.
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Chief Financial Officer and President of Strategic Operations

GUARANTORS:                AARON INVESTMENT COMPANY
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President and Treasurer

AARON’S LOGISTICS, LLC
By: AARON’S, INC., as sole Manager

By:     /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Chief Financial Officer and President of Strategic Operations

AARON’S PROGRESSIVE HOLDING COMPANY
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: President and Treasurer

APPROVE.ME, LLC
AM2 ENTERPRISES, LLC
PROG LEASING, LLC

By:	PROGRESSIVE FINANCE HOLDINGS, LLC, Sole Manager
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

PROGRESSIVE FINANCE HOLDINGS, LLC

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

WOODHAVEN FURNITURE INDUSTRIES, LLC

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

NPRTO ARIZONA, LLC
NPRTO CALIFORNIA, LLC
NPRTO FLORIDA, LLC
NPRTO GEORGIA, LLC
NPRTO ILLINOIS, LLC
NPRTO MICHIGAN, LLC
NPRTO NEW YORK, LLC
NPRTO OHIO, LLC
NPRTO TEXAS, LLC
NPRTO MID-WEST, LLC
NPRTO NORTH-EAST, LLC
NPRTO SOUTH-EAST, LLC
NPRTO WEST, LLC

By:	PROG LEASING, LLC, Sole Manager

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

DENT-A-MED INC.

By:    /s/ Mark Robertson
Name:    Mark Robertson
Title: Vice President and General Counsel

HC RECOVERY, INC.

By    /s/ Mark Robertson
Name:    Mark Robertson
Title: Vice President and General Counsel

ADMINISTRATIVE AGENT:            SUNTRUST BANK,
as Administrative Agent, as Issuing Bank, as
Swingline Lender and as a Lender

By: /s/ Tesha Winslow
Name: Tesha Winslow
Title: Director

LENDERS:                    Bank of America, N.A.,
as a Lender
By: /s/ Andrew Rossman
Name: Andrew Rossman
Title: VP

Branch Banking and Trust Company,
as a Lender
By: /s/ Bradley Sands
Name: Bradley Sands
Title: Vice President

FIFTH THIRD BANK,
as a Lender
By: /s/ Mary J. Ramsey
Name: Mary J Ramsey
Title: Senior Vice President

SYNOVUS BANK,
as a Lender
By: /s/ Lauren A. Falgiano
Name: Lauren A. Falgiano
Title: Senior Portfolio Manager

CITIZENS BANK, N.A.,
as a Lender
By: /s/ Tyler Stephens
Name: Tyler Stephens
Title: Vice President

REGIONS BANK,
as a Lender
By: /s/ A. Barrett Daws
Name: A. Barrett Daws
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ Maria Riaz
Name: Maria Riaz
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Mark Hillhouse
Name: Mark Hillhouse
Title: Senior Vice President

SCHEDULE 1.1(b)

LENDER COMMITMENTS

Lender	Revolving Commitment as of the Effective Date	Revolving Commitment as of the First Amendment Effective Date	Term Loan A Commitment as of the Effective Date	Outstanding Principal Amount of the Term Loan A immediately prior to the First Amendment Effective Date	Term Loan A Commitment with respect to the Additional Term Loan A Advance	Term Loan A Commitment as of the First Amendment Effective Date
SunTrust Bank	$64,957,264.96	$65,362,394.93	$16,239,316.24	$14,209,401.71	$22,556,945.46	$36,766,347.17
Bank of America, N.A.	$51,282,051.28	$51,601,890.76	$12,820,512.82	$11,217,948.72	$17,808,114.83	$29,026,063.55
Fifth Third Bank	$51,282,051.28	$51,601,890.76	$12,820,512.82	$11,217,948.72	$17,808,114.83	$29,026,063.55
Regions Bank	$51,282,051.28	$51,601,890.76	$12,820,512.82	$11,217,948.72	$17,808,114.83	$29,026,063.55
Branch Banking & Trust Company	$51,282,051.28	$51,601,890.76	$12,820,512.82	$11,217,948.72	$17,808,114.83	$29,026,063.55
JPMorgan Chase Bank, N.A.	$41,025,641.02	$41,281,512.61	$10,256,410.26	$8,974,358.98	$14,246,491.86	$23,220,850.84
Citizens Bank	$41,025,641.02	$41,281,512.61	$10,256,410.26	$8,974,358.98	$14,246,491.86	$23,220,850.84
HSBC Bank USA, National Association	$30,769,230.77	$30,961,134.45	$7,692,307.69	$6,730,769.23	$10,684,868.90	$17,415,638.13
Synovus Bank	$17,094,017.11	$14,705,882.36	$4,273,504.27	$3,739,316.24	$4,532,742.58	$8,272,058.82
Total:	$400,000,000.00	$400,000,000.00	$100,000,000.00	$87,500,000.00	$137,500,000.00	$225,000,000.00